UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2024

LUCID DIAGNOSTICS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40901	82-5488042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Madison Avenue, 25th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 813-1828

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LUCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Effective as of May 1, 2024 (the “Effective Date”), Lucid Diagnostics Inc. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement”) with certain accredited investors (collectively, the “Investors”), which agreements provided for the sale to the Investors of approximately 11,634 shares of the Company’s newly designated Series B-1 Convertible Preferred Stock, par value $0.001 per share (the “Series B-1 Preferred Stock”), at a purchase price of $1,000 per share (collectively, the “Offering”). The gross proceeds to the Company of the Offering were approximately $11.6 million.

The closing of the transactions occurred on May 6, 2024. On such date, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of the Series B-1 Preferred Stock (the “Certificate of Designation”), in order to designate the shares of Series B-1 Preferred Stock.

The key terms of the Series B-1 Preferred Stock (which are substantially similar to the terms of the Company’s previously issued Series B Convertible Preferred Stock, except as to conversion price) are as follows:

Conversion. Each share of Series B-1 Preferred Stock is convertible at the option of the holder, from and after the six-month anniversary of its issuance, subject to the beneficial ownership and primary market limitations described below, into such number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as is equal to the number of shares of Series B-1 Preferred Stock to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the conversion price in effect at the time of the conversion. The initial conversion price is $0.7228 (representing the 5-day trailing average VWAP of the Company’s common stock as of the Effective Date), subject to adjustment in the event of stock splits, stock dividends, and similar transactions. In addition, the Series B-1 Preferred Stock will automatically convert into shares of Common Stock, subject to the beneficial ownership and primary market limitations described below, (i) on May 6, 2026, or (ii) upon the consummation of certain fundamental transactions.

Rank. The Series B-1 Preferred Stock is senior to the Common Stock and any other class of the Company’s capital stock that is not by its terms senior to or pari passu with the Series B-1 Preferred Stock. The Series B-1 Preferred Stock is pari passu with the Series B Preferred Stock.

Dividends. The holders of Series B-1 Preferred Stock will be entitled to dividends payable as follows: (i) a number of shares of Common Stock equal to 20% of the number of shares of Common Stock issuable upon conversion of the Series B-1 Preferred Stock then held by such holder on May 6, 2025, and (ii) a number of shares of Common Stock equal to 20% of the number of shares of Common Stock issuable upon conversion of the Series B-1 Preferred Stock then held by such Holder on May 6, 2026. A holder that converts its Series B-1 Preferred Stock prior to May 6, 2025 or May 6, 2026, as the case may be, will not receive the dividend that accrues on such date with respect to such converted Series B-1 Preferred Stock. In addition, the dividends will be accelerated and paid (to the extent not previously paid) upon the consummation of certain fundamental transactions. The holders of the Series B-1 Preferred Stock also will be entitled to dividends equal, on an as-if-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (or any Deemed Liquidation Event as defined in the Certificate of Designation), the holders of shares of Series B-1 Preferred Stock then outstanding (pari passu with the Series B Preferred Stock) will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B-1 Preferred Stock been converted into Common Stock immediately prior to such event.

Voting. On any matter to be acted upon or considered by the stockholders of the Company, each holder shall be entitled to vote on an “as converted” basis (after applying the beneficial ownership and primary market limitations described below and provided that the conversion price will be deemed, solely for the purpose of voting, to be no less than the “Minimum Price” as defined in the rules of The Nasdaq Stock Market LLC).

Beneficial Ownership Limitation. The Company will not effect any conversion of the Series B-1 Preferred Stock, and a holder will not have the right to receive dividends or convert any portion of the Series B-1 Preferred Stock, to the extent that, after giving effect to the receipt of dividends or the conversion, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% of the Company’s outstanding common stock (or, upon election of the holder, 9.99% of the Company’s outstanding common stock).

1

Primary Market Limitation. Unless the approval of the Company’s stockholders is not required by the applicable rules of The Nasdaq Stock Market LLC for issuances of Common Stock in excess of 19.99% of the outstanding Common Stock as of May 6, 2024 (or, if earlier, the date of the definitive agreement for any transaction aggregated with the sale of the Series B-1 Preferred Stock) (the “Market Limit”), or unless the Company has obtained such approval, the Company shall not effect any conversion of the Series B-1 Preferred Stock, including, without limitation, any automatic conversion, and a holder shall not have the right to receive dividends on or convert any portion of the Series B-1 Preferred Stock, to the extent that, after giving effect to the receipt of Common Stock in connection with such dividends or conversion, the holder would have received in excess of its pro rata share of the Market Limit.

The Company and the Investors also executed a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the resale of the shares of Common Stock issuable pursuant to the Series B-1 Preferred Stock.

The offer and sale of the shares of Series B-1 Preferred Stock, and the shares of Common Stock issuable upon conversion of, and in payment of dividends on, the shares of Series B-1 Preferred Stock, are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities.

The securities have not been registered under the Securities Act and may not be offered or sold in United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The forgoing description of the Certificate of Designation and the Registration Rights Agreement is qualified in its entirety by reference to the full text of the forms of such documents, copies of which are filed as Exhibit 3.1 and 10.1, respectively, to this Current Report on Form 8-K.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Item 3.02 and Item 5.03 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

Effective May 6, 2024, the board of directors of the Company appointed Dennis Matheis as a Class A director of the Company.

In connection with his appointment, the Company will be entering into its standard form of indemnification agreement with Mr. Matheis. Mr. Matheis is expected to participate in the Company’s Amended and Restated 2018 Long-Term Incentive Equity Plan in accordance with the Company’s existing compensation policy for non-employee directors. Mr. Matheis has not engaged in any transactions with the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.02 is incorporated herein by reference. The Amended and Restated Certificate of Incorporation of the Company authorizes the issuance of up to 20,000,000 shares of preferred stock, par value $0.001 per share, and further authorizes the Board of the Company to fix and determine the designation, preferences, conversion rights, or other rights, including voting rights, qualifications, limitations, or restrictions of the preferred stock. The Certificate of Designation designates up to 11,634 of the shares of preferred stock as Series B-1 Preferred Stock.

Item 7.01. Regulation FD Disclosure.

On May 7, 2024, the Company issued a press release announcing the Offering and the appointment of Mr. Matheis to its board of directors. The press release is attached as Exhibit 99.1 hereto.

The information set forth under this Item 7.01, including the exhibit hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Preferred Stock.
10.1	Form of Registration Rights Agreement.
99.1	Press release, dated May 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2024	LUCID DIAGNOSTICS INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
Chief Financial Officer

3